Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the following registration statements of Mercator Software, Inc. and subsidiaries of our report dated February 5, 2003, except as to note 16, which is as of March 17, 2003, relating to the consolidated balance sheets of Mercator Software, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 Annual Report on Form 10-K of Mercator Software, Inc. and subsidiaries. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” in the year ended December 31, 2002:

Registration Statement Number 333-30631 on Form S-8, Registration Statement Number 333-37969 on Form S-8, Registration Statement Number 333-81427 on Form S-3, Registration Statement Number 333-89951 on Form S-8, Registration Statement Number 333-32002 on Form S-8, Registration Statement Number 333-32546 on Form S-3, Registration Statement Number 333-37080 on Form S-3, Registration Statement Number 333-59240 on Form S-8, Registration Statement Number 333-73432 on Form S-8, Registration Statement Number 333-76882 on Forms S-3 and S-3/A, Registration Statement Number 333-97347 on Form S-8, Registration Statement Number 333-97349 on Form S-8, Registration Statement Number 333-102899 on Form S-8, Registration Statement Number 333-102901 on Form S-8.

KPMG LLP

New York, New York

March 25, 2003